Tanner & Co.
                        215 South State Street, Suite 800
                           Salt Lake City, Utah 84111
                            Telephone (801) 532-7444
                               Fax (801) 532-4911
                                www.tannerco.com

                                  April 5, 2002


Board of Directors and Audit committee
SulphCo, Inc.
1650 Meadow Wood Lane
Reno, Nevada 89502

Dear Sirs:

         This letter is to inform you of our decision to resign as auditors of SulphCo, Inc. (the Company), effective immediately. Our decision is based on our conclusion that we may not be able to rely on management's representations. The conclusion is based on issues raised by an investigation being conducted by the Securities and Exchange Commission that have not been resolved to our satisfaction.

                                                     Sincerely,

                                                     /s/ Tanner & Co.
                                                     --------------------------
                                                         Tanner & Co.